Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Oplink Communication, Inc.’s Registration Statement No.333-47928 on Form S-8 of our report dated December 20, 2006 related to the financial statements of Optical Communication Products, Inc. as of September 30, 2006 and 2005 and for the years ended September 30, 2006, 2005 and 2004 appearing in this Current Report on Form 8-K/A of Oplink Communication, Inc.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
August 17, 2007